                      U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                               ____________________


                                     FORM 8-A
                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                              _____________________
                                 HOMELIFE, INC.
                  (Name of registrant as specified in its charter)
                              _____________________


                 Nevada                             33-0680443
    (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation or organization)

                              _____________________

                          400 Newport Place, Suite 730
                             Newport Beach, CA 92660
                            Telephone: (949) 660-1919
                            Facsimile:  (949) 660-1910
              (Address and telephone number of Registrant's principal
                executive offices and principal place of business)

                              _____________________

                                    COPIES TO:

                             Lawrence W. Horwitz, Esq.
                                   Horwitz & Beam
                            Two Venture Plaza, Suite 350
                                  Irvine, CA 92618
                             Telephone: (949) 453-0300
                             Facsimile:  (949) 453-9416

                               _____________________

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Common Stock, $.001 par value ("Common Stock")

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Item 1.  Description of Registrant's Securities to be Registered.

         Reference is made to the description of the terms of the securities prepared in compliance with Item 202 of Regulation S-B set forth beneath the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Plan of Distribution," "Description of Securities," "Shares Eligible for Future Sale," and "Legal Matters" in the prospectus filed by HomeLife, Inc. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form SB-2, Registration No. 333-58025 (the "Registration Statement").

Item 2.Exhibits.

Exhibit No.                        Description
-----------       -----------------------------------
   3.1           Articles of Incorporation of HomeLife, Inc., a Nevada
                 corporation, dated October 9, 1995*
   3.2           Certificate of Amendment of Articles of Incorporation of
                 HomeLife, Inc., a Nevada corporation, dated July 2, 1997*
   3.3           Certificate of Amendment of Articles of Incorporation of
                 HomeLife Inc., a Nevada corporation, dated September 1, 1998*
   3.4           Bylaws of HomeLife, Inc., dated October 10, 1995*
   4.1           Certificate of Designated Class A Preferred Stock*
   4.2           Certificate of Designated Class AA Preferred Stock Opinion
                 of Horwitz & Beam*
  10.1           Lease Agreement dated November 1, 1996 for the office
                 located in Calgary, Alberta, Canada*
  10.2           Lease Agreement dated September 1, 1997 for the office
                 located in Airdrie, Alberta, Canada*
  10.3           Sublease Agreement dated October 1, 1996 for the office
                 located in Troy, Michigan*
  10.4           Lease Agreement dated April 12, 1990 for the office located in Newport Beach, California*
  10.5           First Addendum to Lease dated April 12, 1990 for the office located in Newport Beach, California*
  10.6           Second Addendum to Lease dated July 8, 1993 for the property located in Newport Beach, California*
  10.7           Third Addendum to Lease dated July 17, 1996 for the property located in Newport Beach, California*
  10.8           Builder's Realty Stock Purchase Agreement dated February 27,
                 1998*
  10.9           Agreement for Purchase of Network Real Estate, Inc.
                 Licensing Agreements and Trademarks dated June 12, 1998*
  10.10          Stock Purchase Agreement dated July 23, 1998*
  10.11          Asset Purchase Agreement dated January 16, 1997*
  10.12          Option Agreement dated July 10, 1996*
  10.13          Asset Purchase Agreement dated April 13, 1998*
  10.14          Loan Purchase Agreement dated July 7, 1998*
  10.15          Agreement and Plan of Acquisition dated April 15, 1996*
  10.16          Agreement and Plan of Acquisition dated April 15, 1996*
  10.17          Agreement with Western Pacific Investment Corp. dated June
                 10, 1998*
  24             Consent of Biller, Firth-Smith & Archibald, Certified Public
                 Accountants*
  28             Specimen of Common Stock Certificate of HomeLife, Inc.*


-----------
* Previously filed.

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                            SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Newport Beach, State of California, on November 9, 1998.


                               HOMELIFE, INC.


                               By: /s/ Andrew Cimerman
                               ------------------------------------------------
                               Andrew Cimerman
                               President, Chief Executive Officer, and Director